UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2008

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 28, 2008, Lee Enterprises, Incorporated (the “Company”) announced that it expects to record a significant non-cash impairment charge to earnings in its financial statements for the quarter ending March 30, 2008.

The Company also will record the current value of its future liability related to unwinding of the 5 percent minority share in its St. Louis partnership, which will also result in a reduction of earnings per common share.

The full text of a news release announcing the charges is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits
99.1	Lee Enterprises, Incorporated News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: March 28, 2008	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Lee Enterprises, Lee Enterprises, Incorporated News Release

3

EXHIBIT 99.1 – Lee Enterprises, Incorporated News Release

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

NEWS RELEASE

Lee Enterprises to include non-cash charges in March 2008 financial statements

DAVENPORT, Iowa (March 28, 2008) — Lee Enterprises, Incorporated (NYSE: LEE), has initiated its periodic process of performing impairment testing of goodwill and other intangible assets, and expects to record a significant non-cash impairment charge to earnings in its financial statements for the quarter ending March 30, 2008. This accounting result is consistent with the manner in which other publishing companies and those in other industries are responding to current equity market valuation issues.

The company also will record the current value of its future liability related to unwinding of the 5 percent minority share in its St. Louis partnership, which will also result in a reduction of earnings per common share for the quarter ending March 30, 2008.

IMPAIRMENT

The non-cash impairment charge, which the company estimates could be $500 million to $700 million after income taxes, will substantially reduce the book value of goodwill and potentially that of other intangible assets, including certain newspaper mastheads. The charge will have no effect on cash flows, but will reduce reported earnings per common share, resulting in a loss for the quarter ending March 30, 2008, and full year ending September 28, 2008. The testing is being performed in accordance with generally accepted accounting principles, which, among other factors, requires consideration of differences between current book value and the fair value of all of the company’s assets, including current market capitalization. Because of the complex nature of the calculations involved, the final amount of the charge cannot be accurately determined at this time and will not be finalized for several months. As a result, the company will record an estimate of the charge in its financial statements for the quarter ending March 30, 2008, which will be adjusted upon the conclusion of the valuation process. The continuing difference between the company’s stock price and its book value is the primary reason the charge is being recorded at this time.

“We believe the current stock price understates the value of our company, as well as the future of our industry,” said Mary Junck, Lee chairman and chief executive officer. “Although accounting rules require us to reflect these charges in our financial statements, we remain positive about the future of our business and prospects for continued growth when the current economic downturn subsides. Our own projections of the future cash flows of Lee are far superior to the expectations reflected in our stock price today.”

She added, “A truer assessment of our value and future is this: Our audiences continue to grow, both in print and online. On average, we reach more than 70 percent of all the adults in our markets, with strength across all age groups. No competitor comes close to delivering such a massive audience, and no competitor can match our strong local news, information and advertising.”

1

PD LLC LIABILITY

In 2000, Pulitzer Inc. (Pulitzer), which is now a wholly owned subsidiary of Lee Enterprises, and The Herald Company, Inc. (Herald Inc.) completed the transfer of their respective interests in the assets and operations of the St. Louis Post-Dispatch and certain related businesses to a new joint venture known as St. Louis Post-Dispatch LLC (PD LLC). Under the terms of the operating agreement governing PD LLC, Pulitzer and another subsidiary hold a 95% interest in the results of operations of PD LLC, and The Herald Publishing Company, LLC (Herald), as successor to Herald Inc., holds a 5% interest. Herald’s 5% interest has been reported as minority interest in Lee’s Consolidated Statements of Income and Comprehensive Income at historical cost, plus accumulated earnings since the acquisition of Pulitzer. At September 30, 2007, this liability totaled approximately $7.2 million.

On May 1, 2010, Herald will have a one-time right to require PD LLC to redeem Herald’s interest in PD LLC, together with Herald’s interest in a related entity (the 2010 Redemption). The May 1, 2010, redemption price for Herald’s interest will be determined pursuant to a formula. Based on this formula, the present value of the 2010 Redemption at September 30, 2007, is approximately $68.3 million. Lee has concluded the remaining amount of this potential liability should be recorded in its Consolidated Balance Sheet as of March 30, 2008, with the offset primarily to goodwill in the amount of $55.6 million, with the remainder recorded as a reduction to retained earnings. The company has been disclosing this obligation since its acquisition of Pulitzer in 2005.

Recording of the liability for the 2010 Redemption at the present time will also result in a reduction of earnings per common share for the quarter ending March 30, 2008, of approximately $0.17, which accounts primarily for the time value of the increase in the liability since the date of acquisition of Pulitzer in 2005. The company estimates the ongoing impact on earnings per share of up to 8 to 10 cents per year through April 2010. There is no impact on net income based on application of current accounting standards. Under such standards, if the 2010 Redemption does not occur, the liability and earnings per common share impact discussed above will be reversed in May 2010.

The 2010 Redemption, if exercised, will be funded by restricted cash and investments set aside for this purpose that will total $150 million on May 1, 2010, the amount required to be set aside under the operating agreement. If the 2010 Redemption is exercised, restricted cash and investments in excess of the redemption amount will be released for general corporate purposes. If the 2010 Redemption is not exercised, the full amount of the restricted cash will be released at that time.

If Herald does not exercise the 2010 Redemption, PD LLC will terminate on May 1, 2015. At that time, Herald will be entitled to the liquidating value of its interests in PD LLC, which will be paid in cash by the company. The present value of the liquidation price at September 30, 2007, totaled approximately $24.2 million.

The redemption of Herald’s interest in PD LLC either on May 1, 2010, or upon termination of PD LLC in 2015, is expected to generate significant tax benefits to the company as a consequence of the resulting increase in the tax basis of the assets owned by PD LLC and the related depreciation and amortization deductions.

Lee Enterprises (NYSE: LEE) is a premier publisher of local news, information and advertising in primarily midsize markets, with 50 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites attract 12 million unique visitors monthly, and Lee’s weekly publications have distribution of more than 4.5 million households. Lee’s other newspaper markets include St. Louis,

2

Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. For more information about Lee, please visit www.lee.net.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs and other risks detailed from time to time in the Company's publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 30, 2007. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

3